RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made and entered into as of the 26th day of August, 1996 (hereinafter referred to as the "Effective Date"), by and between FAC REALTY, INC., a Delaware corporation (the "Corporation"), and PATRICK M. MINIUTTI (the "Participant").

         WHEREAS, the Corporation's 1996 Restricted Stock Plan (the "Plan") has been adopted by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") and the Board; and

         WHEREAS, the Committee has determined that it is desirable and in the best interest of the Corporation to make an award (the "Award" ) of certain shares of common stock, par value $.01 per share of the Corporation ("Common Stock"), under the Plan, to the Participant, subject to certain restrictions as specified below; and

         WHEREAS, in order to enforce the aforesaid restrictions Participant is required under the terms of the Award to immediately deposit the certificate(s) for the shares of Common Stock subject to the Award, together with stock powers appropriately endorsed in blank, with the Corporation in accordance with the requirements of this Agreement.

         NOW, THEREFORE, the Corporation and the Participant agree as follows:

         1. Date of Award. The date of making the Award under this Agreement is the 26th day of August, 1996 (the "Effective Date") .

         2. Receipt by Participant. The Participant acknowledges receipt from the Corporation of 90,000 shares of Common Stock (the "Restricted Stock" ) and agrees to the execution of stock powers or such other transfer authorizations as the Corporation shall request, in blank, covering the Restricted Stock to be held by the Corporation, prior to the distribution of certificates representing the Restricted Stock to the Participant as hereinafter provided.

         3. Investment Representation; Transfer Restrictions. and Registration

                  (a) Investment Representation. Participant represents to the Corporation that the Participant is taking the Restricted Stock for investment and without any present intention to sell, transfer or otherwise dispose of the Restricted Stock.

                  (b) Securities Law Restrictions. The Participant agrees with the Corporation that the Restricted Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any other applicable federal or state securities laws, rules or


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         regulations, and the Committee may cause a legend or legends to be placed on any certificate representing any of the shares of Restricted Stock to make appropriate reference to such restrictions.

                  (c) Other Transfer Restrictions. The Participant agrees with the Corporation that each certificate representing any of the shares of Restricted Stock may bear a legend, substantially in the form attached as Exhibit A hereto, to the effect that the shares of Restricted Stock represented thereby are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and shall be subject to such stop transfer orders and other restrictions as the Committee shall deem advisable to ensure compliance with the terms of this Agreement.

                  (d) Registration. Prior to vesting pursuant to Paragraph 5 below, the Corporation shall cause the Restricted Stock to be registered under the Securities Act of 1933 and to be listed on the New York Stock Exchange (the "NYSE" ).

         4. Receipt by the Corporation. The Corporation acknowledges receipt from the Participant of certificates representing the Restricted Stock, registered in the name of the Participant, and acknowledges receipt of stock powers executed in blank by the Participant covering all of the Restricted Stock. Certificates representing the Restricted Stock shall be held by the Corporation and distributed or transferred as directed by the Committee in accordance with this Agreement.

         5.       Vesting and Delivery of Restricted Stock by the Corporation

                  (a) Periodic Vesting. Subject to subparagraph 5(b) below, the Restricted Stock shall vest and become nonforfeitable in accordance with the following schedule:

     On the third anniversary of the Effective Date:                                       30% Vested
     On the fourth anniversary of the Effective Date an additional:                        10% Vested
     On the fifth anniversary of the Effective Date an additional:                         10% Vested
     On the sixth anniversary of the Effective Date an additional:                         10% Vested
     On the seventh anniversary of the Effective Date an additional:                       10% Vested
     On the eighth anniversary of the Effective Date an additional:                        10% Vested
     On the ninth anniversary of the Effective Date an additional:                         10% Vested
     On the tenth anniversary of the Effective Date an additional:                         10% Vested

                  (b)      Accelerated Vesting

                           (i) Notwithstanding the requirement of continued
                  employment in subparagraph 5 (a) above, all Restricted Stock not previously vested and subject to forfeiture shall vest and the right of the Participant to such shares of Restricted Stock shall become nonforfeitable upon the occurrence of any of the following:



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                                    (i) the Participant's death during his
                           employment by the Corporation; or

                                    (ii) the Participant's disability (as
                           defined in the Plan) during his employment by the Corporation; or

                                    (iii) termination of the Participant's
                           employment by the Corporation due to the Corporation's election not to extend the Participant's employment agreement (with the Corporation with an Effective Date of August 26, 1996, as the same may be amended "the Employment Agreement") as permitted in Paragraph 2(a) thereof; or

                                    (iv) the termination of Participant's
                           employment by the Corporation "without cause" pursuant to 5(a)(iii) of the Employment Agreement if such termination occurs within three (3) months prior to, at the time of, or within one (1) year following a "change of control" as defined in Section 2(e) of the Employment Agreement or, provided that such change is effected, the execution of a definitive agreement therefor.

                  (c) Delivery of Restricted Stock Certificates to the Participant. Within thirty (30) days after a date on which shares of Restricted Stock have become vested as provided in subparagraphs 5 (a) or 5 (b) above, the Committee shall instruct the appropriate officer of the Corporation to deliver to the Participant, the Participant's designee, or such other person as shall have been designated as Participant's beneficiary in accordance with this Agreement, as applicable, certificates representing the shares of Restricted Stock which have become vested and nonforfeitable, free from any restrictions imposed by this Agreement other than such restrictions and conditions as may be deemed necessary by the Committee to assure compliance with all applicable securities laws rules regulations and listing requirements as set forth in subparagraph 3 (b) above.

                  (d) Delivery of Forfeited Restricted Stock. If the Participant's employment with the Corporation terminates for any reason other than one of those provided in subparagraph 5 (b) above, before all of the shares of Restricted Stock are vested in accordance with subparagraphs 5 (a) and 5 (b) above, all such shares then subject to forfeiture shall be deemed forfeited by the Participant and the Committee shall instruct the appropriate officer of the Corporation concerning the disposition of such forfeited shares.
         Thereafter such forfeited shares shall cease to be subject to this Agreement.

                  (e) Limitation on Shares of Restricted Stock. Except as otherwise provided in Paragraph 6 (a) or 9 of this Agreement, the aggregate number of shares of Restricted Stock which the Participant may be entitled to receive under this Agreement shall not exceed 90,000.


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         6.       Voting Rights; Dividends; Other Distributions

                  (a) The Participant shall have the full power to vote all of the Restricted Stock held by the Corporation in his name from time to time and shall be entitled to receive all cash dividends declared upon any of the Restricted Stock held by the Corporation in his name from time to time. All shares of Common Stock or other securities, including but not limited to stock dividends, issued in respect of the Restricted Stock or in substitution thereof, whether by the Corporation or by another issuer, shall be held by the Corporation and shall be subject to all terms and conditions of this Agreement and shall be redelivered to the Participant or delivered as instructed by the Committee under the same circumstances as the Restricted Stock with respect to, or in substitution for which they were issued; provided, however, that if the Participant should receive rights, warrants or fractional interests in respect of any of the Restricted Stock held by the Corporation in his name, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Participant free and clear of the restrictions herein set forth.

                  (b) The Participant shall use the cash dividends paid on any unvested shares of Restricted Stock, less an amount necessary to pay all applicable taxes associated with the vesting of the Restricted Stock and such dividends, to purchase additional shares of Common Stock within thirty (30) days of payment or as soon thereafter as the Participant may purchase shares of Common Stock without penalty under the Federal securities laws.

         7. Designation of Beneficiary. The Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the Restricted Stock, if any, distributable to the Participant upon his death.

The Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary, if any, by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         If no such beneficiary designation is in effect at the time of the Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his beneficiary and shall receive the Restricted Stock, if any, distributable to the Participant upon the Participant's death. If the Committee is in doubt as to the right of any person to receive such distribution, the Committee may direct an appropriate officer of the Corporation to retain the Restricted Stock, without liability for any interest in respect thereof, until the rights thereto are determined, or the Committee may direct the transfer of such Restricted Stock into any court of appropriate jurisdiction and such transfer shall be deemed a complete discharge of the obligations of the Corporation hereunder.



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         8. Effect of Award on Status of Participant. The fact that an Award has been made to the Participant under this Plan shall not confer on the Participant any right to continued employment with the Corporation; nor shall it limit the right of the Corporation to terminate the Participant's employment at any time.

         9. Adjustment Upon Chances in Capitalization: Dissolution or
Liquidation

                  (a) In the event of a change in the number or type of shares of Common Stock outstanding (or in the event of an exchange of such shares) by reason of a reclassification recapitalization, reorganization, merger, or consolidation, or other similar capital adjustment, merger or consolidation of the Corporation, or the sale by the Corporation of all or a substantial portion of its assets, or the occurrence of any other event which could affect the implementation of the Plan and the realization of its objectives, the Committee shall make such adjustments in the terms, conditions, or restrictions of this Agreement as are equitable and just.

                  (b) The making of the Award under this Agreement does not affect in any way the right or power of the Corporation or its stockholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

         10. Nontransferability. The Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant until transferred to the Participant by the Corporation in accordance with the terms of this Agreement. Nothing herein shall preclude the Participant from making a gift of any Restricted Stock to a spouse, child, stepchild, grandchild, parent, sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the trust shall be either a person designated herein or the Participant, provided, however, that any Restricted Stock so given shall remain subject to the restrictions, obligations and conditions set forth in this Agreement. In addition, the Restricted Stock may be tendered in response to a tender offer for or a request or invitation to tender of greater than fifty percent (50%) of the common stock of the Corporation and may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, however, in each case, that except as otherwise provided in Paragraph 6 above, the security or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth in this Agreement.

         11. Taxes. All Restricted Stock distributed pursuant to this Agreement, and any amounts distributed with respect thereto prior to distribution of such Restricted Stock by the Corporation, shall be subject to applicable federal, state and local withholding for taxes. The Participant expressly acknowledges and agrees to such withholding without regard to whether the Restricted Stock may then be sold or otherwise transferred by the Participant.



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         12. Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when delivered to a nationally recognized overnight courier service or deposited in the United States mail as Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Corporation at its principal office prior to December 1, 1996 at 230 North Equity Drive, Smithfield, North Carolina 27577 (from and after December 1, 1996 at 11000 Regency Parkway, Third Floor East Tower, Cary, North Carolina 27511; and, if to the Participant, at his last address appearing on the books of the Corporation. The Corporation and the Participant may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered, as of the first (1st) business day following delivery to a nationally recognized overnight courier service or as of the third (3rd) business day following the date mailed, as the case may be.

         13. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and except as specifically provided herein the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Participant hereby acknowledges receipt of a copy of the Plan from the Corporation.

         14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

         15. Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof .

         16. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

         17. Governing Law: Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the state of North Carolina shall govern and control the validity interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be Instituted and prosecuted in the courts of the County of Johnston, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.


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



         18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, and its successors and assigns, and shall be binding upon and inure to the benefit of the Participant, and his heirs, legatees, personal representatives, executors and administrators.

         19. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral in effect between the parties hereto relating to the matters addressed herein.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in its corporate name by a duly authorized officer, and attested by its Secretary or any of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given; and the individual parties hereto have hereunto set his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all done this the day and year first above written.

                                FAC REALTY, INC.



                                      By:     /s/ C. Cammack Morton  (SEAL)
                                               C. Cammack Morton
                                               President and COO

ATTEST:

(sig of secretary)
                   Secretary

         [Corporate Seal]


                                          /s/ Patrick M. Miniutti    (SEAL)
                                             Patrick M. Miniutti








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                                    EXHIBIT A

                                 Form of Legend



         The shares represented by this certificate are subject to restrictions on transfer and potential forfeiture under the terms of a Restricted Stock Agreement dated April 4, 1996, a copy of which agreement may be obtained from the issuer by writing to:

                  prior to December 1, 1996

                           FAC Realty, Inc.
                           230 North Equity Drive
                           Smithfield, NC  27577
                           Attention: Corporate Secretary

                  from and after December 1, 1996

                           FAC Realty, Inc.
                           11000 Regency Parkway
                           Third Floor East Tower
                           Cary, North Carolina 27511
                           Attention: Corporate Secretary








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ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED, Patrick M. Miniutti hereby sells, assigns and transfers in accordance with the terms of that Restricted Stock Agreement dated August 26, 1996 between himself and the Company (hereinafter defined) unto ( ) unvested Shares of the Common Stock of FAC REALTY, INC. (the "Company") standing in his name on the books of the Company represented by Certificate(s) No. herewith, and does hereby irrevocably constitute and appoint the Company as his attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the same.

Dated


IN THE PRESENCE OF:

                                                              (SEAL)
                                                         Patrick M. Miniutti


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